                                                                    EXHIBIT 4.4


                              ACCORD NETWORKS, LTD.
                  2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

        1. PURPOSE. The purpose of the Accord Networks, Ltd. 2000 Non-Employee Director Stock Option Plan (the "Plan") is to advance the interests of Accord Networks, Ltd. (the "Company") by encouraging ownership of the Company's ordinary shares, and such other securities of the Company as may be substituted for such shares pursuant to Section 6 hereof (the "Shares") by certain non-employee directors of the Company, thereby giving such directors an increased incentive to devote their efforts to the success of the Company.

        2. ADMINISTRATION. Grants of options under this Plan are automatic and shall be made subject to and in accordance with the Israeli Companies Ordinance (New Version) 5743-1983 or any other law or statute replacing it. This Plan is intended to be a "formula plan" for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall be interpreted accordingly. The Board of Directors of the Company, or a committee thereof, has authority to interpret the Plan and otherwise administer the plan in accordance with its terms.

        3. ELIGIBILITY. Except as provided otherwise in this Section 3, options under the Plan shall be granted in accordance with Section 5 to each Non-Employee Director (as defined below) of the Company; provided that Shares remain available for grant hereunder in accordance with Section 4. For purposes of this Plan, a "Non-Employee Director" shall mean each member of the Company's Board of Directors who is not an employee of the Company or of any affiliate of the Company. A Non-Employee Director to whom an option is granted under the Plan shall be referred to hereinafter as a "Grantee."

        4. SHARES SUBJECT TO PLAN. The Shares subject to the Plan shall be authorized but unissued or reacquired Shares. Subject to adjustment in accordance with the provisions of Section 6 of the Plan, the maximum number of Shares for which options may be granted under the Plan shall be 200,000, and the initial adoption of the Plan by the Board of Directors of the Company and the approval of the Plan by the shareholders of the Company shall constitute a reservation of 200,000 authorized but unissued, or reacquired, Shares for issuance only upon the exercise of options granted under the Plan. In the event that any outstanding option granted under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted under the Plan, the Shares allocable to the unexercised portion of such option may again be subject in whole or in part to any option granted under the Plan.

        5. TERMS AND CONDITIONS OF OPTIONS. Options granted pursuant to the Plan shall be evidenced by Stock Option Agreements in such form as may be approved by the Board of Directors, which agreements shall be duly executed and delivered on behalf of the Company. The Stock Option Agreements shall contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board. The options shall be granted in compliance with and subject to the following terms and conditions:

        (a) GRANT. Each Non-Employee Director of the Company shall be granted an option to purchase 25,000 Shares, subject to adjustment as provided in Section 6, on the later of (i) the date of approval of the Plan by the Company's shareholders, or (ii) the date such person first becomes a Non-Employee Director. In addition, as of the day following the first annual meeting of the Company's shareholders that occurs more than one year after the person first becomes a Non-Employee Director and on the day following each subsequent annual meeting of the Company's shareholders, if such person is serving as a Non-Employee Director as of such date, such Non-Employee Director shall be granted an option to purchase 2,500 Shares, subject to adjustment as provided in Section 6. Each such day that options are to be granted under the Plan is referred to hereinafter as a "Grant Date."

        If on any Grant Date, Shares are not available under this Plan to grant to Non-Employee Directors the full amount of a grant contemplated by the immediately preceding paragraph, then each Non-Employee Director shall receive an option (a "Reduced Grant") to purchase Shares in an amount equal to the number of Shares then available under the Plan divided by the number of Non-Employee Directors as of the applicable Grant Date. Fractional Shares shall be ignored and not granted.

        If a Reduced Grant has been made and, thereafter, during the term of this Plan, additional Shares become available for grant (e.g., because of the forfeiture or lapse of an option), then each person who was a Non-Employee Director both on the Grant Date on which the Reduced Grant was made and on the date additional Shares become available (a "Continuing Non-Employee Director") shall receive an additional option to purchase Shares. The number of newly available Shares shall be divided equally among the options granted to the Continuing Non-Employee Directors; provided, however, that the aggregate number of Shares subject to a Continuing Non-Employee Director's additional option plus any prior Reduced Grant to the Continuing Non-Employee Director on the applicable Grant Date shall not exceed 2,500 Shares (subject to adjustment pursuant to Section 6). If more than one Reduced Grant has been made, available options first shall be granted with respect to the earliest such Grant Date.

        (b) OPTION EXERCISE PRICE. The option exercise price for each option granted under the Plan shall be the Fair Market Value (as defined below) of the Shares subject to the option on the date of grant of the option. For purposes of the Plan, the "Fair Market Value" on any date, means:

                (i) If the Shares are listed on a U.S national securities exchange or the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator (as defined herein) deems reliable. The Administrator is defined as the Board of Directors or a Committee appointed by the Board, subject to the Articles of Association of the Company as shall be in effect from time to time, which Committee shall be constituted to comply with all applicable laws;

                (ii) If the Shares are listed on the Tel Aviv Stock Exchange, but are not traded on a U.S national securities exchange or the Nasdaq National Market or The Nasdaq Small Cap Market, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid if no sales were reported) as quoted on such exchange for the last market trading day prior to the time of determination, as reported in Globes, HaAretz or such other source as the Administrator deems reliable;

                (iii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, their Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

                (iv) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

        (c) MEDIUM AND TIME OF PAYMENT. The option price shall be payable in full upon the exercise of an option in cash or in such other form as shall be determined by the Company at or after the date of grant. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, options may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the option Shares and delivers cash sales proceeds to the Company in payment of the exercise price.

        (d) TERM. Each option granted under the Plan shall, to the extent not previously exercised, terminate and expire on the date ten (10) years after the date of grant of the option, unless earlier terminated as provided hereinafter in Section 5(g).

        (e) VESTING AND EXERCISABILITY. Each option granted under this Plan shall vest (become exercisable) in equal annual installments over the four-year period following the Date of Grant.

        Notwithstanding the foregoing, in the event of a Change in Control (as hereinafter defined) of the Company, the options shall become fully vested and exercisable. For purposes of the Plan and any options granted hereunder, a "Change in Control" means and includes each of the following:

        (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection
        (i), the following acquisitions shall not constitute a Change of
        Control: (1) any acquisition by a Person who is on January 1, 2000 the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (2) any acquisition directly from the Company, (3) any acquisition by the Company, (4) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (5) any acquisition by any corporation pursuant to a transaction which complies with clauses (1),
        (2) and (3) of subsection (ii) of this definition; or

        (ii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and
        (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Company's Board of Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

        (iii) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

        (f) METHOD OF EXERCISE. All options granted under the Plan shall be exercised by an irrevocable written notice directed to the Secretary of the Company at the Company's principal place of business on a form approved by the Company. Unless the exercise is a broker-assisted "cashless exercise" as described in Section 5(c), such written notice shall be accompanied by payment in full of the option price for the Shares for which such option is being exercised. The Company shall make delivery of certificates representing the Shares for which an option has been exercised within a reasonable period of time; provided, however, that the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied: (i) the shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable federal and state securities laws as now in force or hereafter amended, or (ii) counsel for the Company shall have given an opinion that such shares are exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Shares are then listed. If any further law, regulation or agreement requires the Company to take any action with respect to the Shares for which an option has been exercised before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action. Certificates representing Shares for which options are exercised under the Plan may bear such restrictive legends as may be necessary or desirable in order to comply with applicable securities laws. Nothing contained in the Plan shall be construed to require the Company to register any Shares underlying options granted under this Plan.

        (g)     EFFECT OF TERMINATION OF DIRECTORSHIP OR DEATH.

                (i) TERMINATION OF DIRECTORSHIP. Upon termination of any Grantee's membership on the Board of Directors of the Company for any reason other than for Cause or death, the options held by the Grantee under the Plan shall terminate ninety (90) days following the date of termination of the Grantee's membership on the Board of Directors or, if earlier, on the date of expiration of the options as provided by
        Section 5(d) of the Plan. If the Grantee's membership on the Board of Directors is terminated for Cause (as defined herein), all options granted to such Grantee shall expire upon such termination. The term "Cause" as used herein shall include, but shall not be limited to, gross neglect of duty, engaging in any activity which is in conflict with or adverse to the business or other interests of the Company, willful misconduct on the part of Grantee, misfeasance or malfeasance of duty causing a violation of any law which is reasonably determined to be detrimental to the Company, and breach of a fiduciary duty owed to the Company.

                (ii) DEATH. In the event of the death of a Grantee, the Grantee's personal representatives, heirs or legatees (the "Grantee's Successors") may exercise the options held by the Grantee on the date of death, upon proof satisfactory to the Company of their authority. The Grantee's Successors must exercise any such options within one (1) year after the Grantee's death and in any event prior to the date on which the options expire as provided by Section 5(d) of the Plan. Such exercise otherwise shall be subject to the terms and conditions of the Plan.

        (h) TRANSFERABILITY OF OPTIONS. Any option granted pursuant to the Plan shall be assignable or transferable by the Grantee by will, by the laws of descent and distribution, or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Internal Revenue Code of 1986, as amended, if such provision applied to an option under the Plan. In addition, any option granted pursuant to the Plan shall be transferable by the Grantee to any of the following permitted transferees, upon such reasonable terms and conditions as the Board of Directors may establish: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent of the beneficial interests, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests, any partnership in which the Grantee is a partner, the employer of the Grantee, and an entity in which the Grantee serves as a director.

        (i) RIGHTS AS SHAREHOLDER. Neither the Grantee nor the Grantee's Successors shall have rights as a shareholder of the Company with respect to Shares covered by the Grantee's option until the Grantee or the Grantee's Successors become the holder of record of such Shares.

        (j) NO GRANTS AFTER TEN YEARS. No options shall be granted except within a period of ten (10) years after the effective date of the Plan.

        6.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; BUSINESS
TRANSACTIONS.

        (a) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 4 shall be adjusted proportionately, and the Board may adjust options to preserve the benefits or potential benefits of the options. Action by the Board may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding options; (iii) adjustment of the exercise price of outstanding options; and (iv) any other adjustments that the Board determines to be equitable. Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Ordinary Shares, the authorization limits under Section 4 shall be increased proportionately, and the Ordinary Shares then subject to each option shall be increased proportionately without any change in the aggregate purchase price therefor.

        (b) In the event of a Change in Control of the Company, each option granted under the Plan which is outstanding but unvested as of the effective date of the Change in Control shall become exercisable pursuant to Section 5 hereof. In addition, the Board shall make appropriate provision in order to preserve but not exceed the value of outstanding options, for the continuation of all outstanding options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding Ordinary Shares in connection with the Change in Control.

        7.      EFFECTIVE DATE AND TERMINATION OF PLAN.

        (a) EFFECTIVE DATE. The Plan shall become effective upon approval of the same by the Board of Directors of the Company, and the shareholders of the Company.

        (b) TERMINATION. The Plan shall terminate on the second day following the 2010 annual meeting of shareholders of the Company, but the Board of Directors may terminate the Plan at any time prior to such date. The Board of Directors may, at any time and from time to time, amend or modify the Plan without shareholder approval; provided, however, that: (i) the Board may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations; and (ii) that the Board may not without approval by the shareholders of the Company, increase the maximum number of Ordinary Shares as to which options may be granted under the Plan (except by adjustment pursuant to Section 6 herein) or extend the termination date of the Plan. No amendment modification or termination of the Plan shall adversely affect the rights of the Grantees who have outstanding options without the consent of such Grantees.

        8. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall impose no obligation upon the Grantee to exercise such option.

        The foregoing is hereby acknowledged as being the Accord Networks Ltd. 2000 Non-Employee Director Stock Option Plan as adopted by the Board of Directors of the Company on January 26, 2000.


                                           ACCORD NETWORKS LTD.


                                           By:______________________________
                                           Its:_____________________________

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                    under the
                              ACCORD NETWORKS LTD.
                  2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                         (OPTION AWARD FOR 2000 SERVICE)


                  Optionee:_______________________________________________

                  Number Shares Subject to Option:________________________

                  Exercise Price per Share:_______________________________

                  Date of Grant:__________________________________________


        1. GRANT OF OPTION. Accord Networks Ltd. (the "Company") hereby grants to the Optionee named above (the "Optionee"), under the Accord Networks Ltd. 2000 Non-Employee Director Stock Option Plan (the "Plan"), a Non-Qualified Stock Option to purchase, on the terms and conditions set forth in this agreement (this "Option Agreement"), the number of ordinary shares of the Company indicated above (the "Shares"), at the exercise price per share set forth above (the "Option"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan.

        2. VESTING OF OPTION. Unless the exercisability of the Option is accelerated in accordance with Section 5 of the Plan pursuant to a Change in Control, the Option shall vest (become exercisable) in accordance with the following schedule provided that the Optionee has continuously served as a member of the Company's Board of Directors through such vesting date:

                                 Number of Option         Aggregate Percent
               Date               Shares Vesting               Vested
               ----               --------------               ------
                                                                 25%
                                                                 50%
                                                                 75%
                                                                100%

        3. PERIOD OF OPTION AND LIMITATIONS ON RIGHT TO EXERCISE. The Option will, to the extent not previously exercised, lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Option under the circumstances described in paragraphs (b) and (c) below, provide in writing that the Option will extend until a later date:

                (a) The Option shall lapse on the tenth anniversary of the date of grant (the "Expiration Date").

                (b) The Option shall lapse three months after the Optionee's termination of directorship for any reason other than the Optionee's death; provided, however, that if the Optionee's directorship is terminated by the Company for Cause, the Option shall lapse immediately.

                (c) If the Optionee dies while serving as a director, or during the three-month period described in subsection (b) above, and before the Option otherwise lapses, the Option shall lapse one year after the date of the Optionee's death. Upon the Optionee's death, the Option may be exercised by the Optionee's beneficiary.

        If the Optionee or his or her beneficiary exercises an Option after termination of directorship, the Option may be exercised only with respect to the Shares that were otherwise vested on the Optionee's termination of directorship (including vesting by acceleration in accordance with Section 5(e) of the Plan).

        4. EXERCISE OF OPTION. The Option shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company, in substantially the form attached hereto as EXHIBIT A, or such other form as the Committee may approve. Unless the exercise is a broker-assisted "cashless exercise" as described below, such written notice shall be accompanied by full payment in cash, for the number of Shares specified in such written notice. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, the Option may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the Option Shares and delivers cash sales proceeds to the Company in payment of the exercise price. In such case, the date of exercise shall be deemed to be the date on which notice of exercise is received by the Company and the exercise price shall be delivered to the Company on the settlement date.

        Subject to the terms of this Option Agreement, the Option may be exercised at any time and without regard to any other option held by the Optionee to purchase Shares of the Company.

        5. WITHHOLDING. The Company has the authority and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy international, federal, state, and local taxes required by law to be withheld with respect to any taxable event arising as a result of the exercise of the Option. Such withholding requirement may be satisfied, in whole or in part, at the election of the Company, by withholding from the Option Shares having a Fair Market Value on the date of withholding equal to the minimum amount (any not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Board establishes.

       7. LIMITATION OF RIGHTS. The Option does not confer to the Optionee or the Optionee's personal representative any rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with the exercise of the Option. Nothing in this Option Agreement shall interfere with or limit in any way the right of the Company to terminate the Optionee's directorship at any time, nor confer upon the Optionee any right to continue as a director of the Company.

        8. STOCK RESERVE. The Company shall at all times during the term of this Option Agreement reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option Agreement.

        9. OPTIONEE'S COVENANT. The Optionee hereby agrees to use his or her best efforts to provide services to the Company in a workmanlike manner and to promote the Company's interests.

        10. RESTRICTIONS ON TRANSFER AND PLEDGE. The Option may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or be subject to any lien, obligation, or liability of the Optionee to any other party other than the Company. The Option is not assignable or transferable by the Optionee other than pursuant to the terms of the Plan. The Option may be exercised during the lifetime of the Optionee only by the Optionee or any Permitted Transferee (as such term is defined herein). Permitted Transferee is defined as a transferee assignable or transferable by the Optionee by will, by the laws of descent and distribution, or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Internal Revenue Code of 1986, as amended, if such provision applied to an option under the Plan. In addition, the following may be Permitted Transferees, upon such reasonable terms and conditions as the Board of Directors may establish: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons (or the Optionee) have more than fifty percent of the beneficial interests, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests, any partnership in which the Grantee is a partner, the employer of the Grantee, and an entity in which the Grantee serves as a director.

        11. RESTRICTIONS ON ISSUANCE OF SHARES. If at any time the Board shall determine in its discretion, that listing, registration or qualification of the Shares covered by the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

        12. PLAN CONTROLS. The terms contained in the Plan are incorporated into and made a part of this Option Agreement and this Option Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative.

        13. SUCCESSORS. This Option Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Option Agreement and the Plan.

        14. SEVERABILITY. If any one or more of the provisions contained in this Option Agreement are invalid, illegal or unenforceable, the other provisions of this Option Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

        15. NOTICE. Notices and communications under this Option Agreement must be in writing and either personally delivered or sent by registered or certified United States or Israel mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

                ACCORD NETWORKS LTD.
                94 DERECH EM HAMOSHAVOT, P.O.B. 3654
                PETACH TIKVA
                ISRAEL
                ATTN: MR. ORI SHACHAR

or any other address designated by the Company in a written notice to the Optionee. Notices to the Optionee will be directed to the address of the Optionee then currently on file with the Company, or at any other address given by the Optionee in a written notice to the Company.

        IN WITNESS WHEREOF, Accord Networks Ltd., acting by and through its duly authorized officers, has caused this Option Agreement to be executed, and the Optionee has executed this Option Agreement, all as of the day and year first above written.

                                           ACCORD NETWORKS LTD.

                                           By: _____________________
                                           Name: ___________________
                                           Title: __________________

                                           OPTIONEE:



                                           _________________________

                                    EXHIBIT A

                    NOTICE OF EXERCISE OF OPTION TO PURCHASE
                               ORDINARY SHARES OF
                              ACCORD NETWORKS LTD.

                                           Name:
                                           _________________________________
                                           Address:
                                           _________________________________
                                           _________________________________
                                           Date:
                                           _________________________________


ACCORD NETWORKS LTD.
94 DERECH EM HAMOSHAVOT, P.O.B. 3654
PETACH TIKVA
ISRAEL
ATTENTION: MR. ORI SHACHAR

Re:      Exercise of Non-Qualified Stock Option

         I elect to purchase ______________ ordinary shares of Accord Networks Ltd. pursuant to the Accord Networks Ltd. Non-Qualified Stock Option Agreement dated ______________ and the Accord Networks Ltd. 2000 Non-Employee Director Stock Option Plan. The purchase will take place on the Exercise Date, which will be (i) as soon as practicable following the date this notice and all other necessary forms and payments are received by the Company, unless I specify a later date (not to exceed 30 days following the date of this notice), or (ii) in the case of a Broker-assisted cashless exercise (as indicated below), the date of this notice.

        On or before the Exercise Date (or, in the case of a Broker-assisted cashless exercise, on the settlement date following the Exercise Date), I will pay the full exercise price in the form specified below (check one):

        [ ] CASH ONLY: by delivering a check to Accord Networks Ltd. for $___________.


        [ ]     CASH FROM BROKER: by delivering the purchase price from
                _______________________, a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System (the "Broker"). I authorize the Company to issue a share certificate in the number of shares indicated above in the name of the

                Broker in accordance with instructions received by the Company from the Broker and to deliver such share certificate directly to the Broker (or to any other party specified in the instructions from the Broker) upon receiving the exercise price from the Broker.


        Please deliver the share certificate to me (unless I have chosen to pay the purchase price through a Broker).

                                           Very truly yours,



                ---------------------------------------

AGREED TO AND ACCEPTED:

ACCORD NETWORKS LTD.

By: ___________________________________

Title: ________________________________

Number of Option Shares
Exercised: ____________________________

Number of Option Shares
Remaining: ____________________________

Date: _________________________________